Exhibit 10.8

September 19, 2017

Committed Capital Acquisition Corporation II

1745 Sidewinder Drive

Park City, Utah 84060

Re: Lateral Stock Purchase

Dear Sir/Madam:

This letter (“Letter Agreement”) is being delivered to you in connection with the purchase by the undersigned of shares (the “Purchased Shares”) of common stock, $.00001 par value per share (the “Common Stock”) of Committed Capital Acquisition Corporation II, a Delaware corporation (the “Company”), pursuant to that certain stock purchase agreement of even date herewith (the “Purchase Agreement”), entered by and among the Company, the undersigned and the selling stockholders signatory thereto. Certain capitalized terms used herein are defined in Section 6 hereof.

As a material inducement to the Company to enter into the Purchase Agreement, and to consent to the transfer of the Purchased Shares, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agrees with the Company as follows:

1.       The undersigned agrees that if the Company seeks stockholder approval of a proposed Business Transaction, then in connection with such proposed Business Transaction, he, she or it shall vote all its Purchased Shares and any shares acquired by him, her or it subsequent to the date hereof in favor of such proposed Business Transaction.

2.       (a) The undersigned hereby agrees that in the event that the Company fails to consummate a Business Transaction by April 10, 2019 (such date, the “Termination Date”), he, she or it shall take all reasonable steps to cause the Company to (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably practicable, but not more than fifteen business days thereafter, redeem the Common Stock held by the Public Stockholders, at a per-share price, payable in cash, equal to the aggregate amount including interest then on deposit in the Trust Account, but net of any taxes payable and net interest withdrawn for working capital purposes, divided by the number of shares of Common Stock then outstanding, subject to applicable law, and (iii) as promptly as reasonably practicable following such redemption, subject to the approval of the board of directors of the Company, dissolve and liquidate the balance of the Company’s net assets to the holders of the Common Stock, subject in each case to the Company’s obligations under Delaware law to provide for claims of creditors and other requirements of applicable law.

(b)       Notwithstanding the provisions of Section 2(a) above, in the event that the board of directors of the Company determines in good faith to extend the Termination Date, then in connection with such proposed extension of the Termination Date, he, she or it shall vote all its Purchased Shares and any shares acquired by him, her or it subsequent to the date hereof in favor of such extension of the Termination Date.

(c)       The undersigned acknowledges that the undersigned has no right, title, interest or claim of any kind in or to any monies held in the Trust Account or any other asset of the Company as a result of any liquidation of the Trust Account with respect to the Purchased Shares. To the extent that redemption rights are granted to the holders of Common Stock, the undersigned hereby further waives, with respect to any shares of the Common Stock held by him or it, any redemption rights he or it may have in connection with the consummation of a Business Transaction, including, without limitation, any such rights available in the context of a stockholder vote to approve such Business Transaction or in the context of a tender offer made by the Company to purchase shares of the Common Stock (although the undersigned shall be entitled to redemption and liquidation rights with respect to any shares of the Common Stock (other than the Purchased Shares) the undersigned holds if the Company fails to consummate a Business Transaction by the Termination Date).

3.       (a) The undersigned agrees that the Purchased Shares held by the undersigned are subject to forfeiture based on the decision of the board of directors of the Company to cause the forfeiture and cancellation of such Purchased Shares at its sole discretion. All forfeitures under this Section 3(a) may be for any reason or no reason and shall be at the sole discretion of the board of directors of the Company. Such forfeitures shall be effective upon the resolution by the board of directors to cancel such Purchased Shares held by the undersigned. If all of the Purchased Shares held by the undersigned are forfeited and cancelled, the Company shall send a check to the undersigned for the original purchase amount per Purchased Share, provided that the Company has the funds legally available therefor under Delaware law. In the event that fewer than all of such Purchased Shares are forfeited, there will be no return of capital to the undersigned. The undersigned shall return to the Company for cancellation, at no cost, the number of Purchased Shares determined by the board of directors of the Company to be forfeited by the undersigned pursuant to this Section 3(a) in accordance with the determination of the board of directors of the Company.

(b)       In the event that the board of directors determines to invoke and apply the forfeiture provisions described in Section 3(a), any such forfeited Purchased Shares will be forfeited by the undersigned on or prior to the date of the completion of the Business Transaction.

4. (a) Until the earlier of the date that is (i) ninety (90) days after the completion of the Business Transaction, and (ii) the date on which the Company consummates a liquidation, merger, stock exchange or other similar transaction subsequent to the consummation of the Business Combination that results in all of the Company’s stockholders having the right to exchange their shares of Common Stock for cash, securities or other property (such period, the “Lock-Up Period”), the undersigned shall not (x) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder (the “Exchange Act”), with respect to the Purchased Shares, (y) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any of the Purchased Shares, whether any such transaction is to be settled by delivery of the Common Stock or such other securities, in cash or otherwise, or (z) publicly announce any intention to effect any transaction specified in clause (x) or (y).

    (b)       Further, the undersigned agrees that after the Lock-Up Period has elapsed, the Purchased Shares owned by the undersigned shall only be transferable or saleable pursuant to a sale registered under the Securities Act or pursuant to an available exemption from registration under the Securities Act.

   (c)       The undersigned shall retain all of its rights as a stockholder during the Lock-Up Period including, without limitation, the right to vote such shares.

    (d)       During the Lock-Up Period, all dividends payable in cash with respect to the Purchased Shares shall be paid to the undersigned, but all dividends in respect of the Purchased Shares payable in Common Stock or other non-cash property shall become subject to the Lock-Up Period as described herein and shall be released from such lock-up only in accordance with the provisions of this Section 4.

5.         Neither the undersigned nor any affiliate of the undersigned shall receive any finder’s fee, reimbursement, consulting fee, monies in respect of any repayment of a loan or other compensation prior to, or in connection with any services rendered in order to effectuate, the Company’s initial Business Transaction (regardless of the type of transaction that it is).

6.         The undersigned has full right and power, without violating any agreement to which he, she or it is bound (including, without limitation, any non-competition or non-solicitation agreement with any employer or former employer), to enter into this Letter Agreement.

7.         As used in this Letter Agreement, (i) “Business Transaction” shall mean a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business transaction, involving the Company and one or more businesses; (ii) “New Stockholders” shall mean collectively the undersigned and the other purchaser parties to the Purchase Agreement; (iii) “Purchased Shares” shall mean the shares of the Common Stock (as may be adjusted for stock splits, stock dividends, reverse stock splits, contributions back to capital or otherwise) of the Company held by the New Stockholders which were purchased by the New Stockholders on or about the date hereof; and (iv) “Trust Account” shall mean the trust account into which a portion of the net proceeds of the Company’s April 2014 initial public offering were deposited.

8.         (a)       This Letter Agreement constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersede all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby.

    (b)       The undersigned acknowledges and agrees that the terms of Section 3 of this Letter Agreement may be amended unilaterally by the Company as the terms of any proposed Business Transaction may require.

    (c)       Subject to subsection 9(b) above, this Letter Agreement may not be changed, amended, modified or waived (other than to correct a typographical error or to cure any ambiguity, omission, mistake, defect or inconsistency) as to any particular provision, except by a written instrument executed by the parties hereto.

9.         No party may assign either this Letter Agreement or any of his, her or its rights, interests, or obligations hereunder without the prior written consent of the other party. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. This Letter Agreement shall be binding on the undersigned and each of his or its heirs, personal representatives, successors and assigns.

10.       This Letter Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Utah, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The parties hereto (i) agree that any action, proceeding, claim or dispute arising out of, or relating in any way to, this Letter Agreement shall be brought and enforced in the federal or state courts in the State of Utah, and irrevocably submits to such jurisdiction and venue, which jurisdiction and venue shall be exclusive and (ii) waives any objection to such exclusive jurisdiction and venue or that such courts represent an inconvenient forum.

11.       Any notice, consent or request to be given in connection with any of the terms or provisions of this Letter Agreement shall be in writing and shall be sent by express mail or similar private courier service, by certified mail (return receipt requested), by hand delivery, electronic or facsimile transmission.

12.       This Letter Agreement shall terminate on the earlier of (i) the expiration of the Lock-Up Period, or (ii) the liquidation of the Trust Account.

[Signature page to follow]

Sincerely,

By:
Name:
Title:

Acknowledged and Agreed:

COMMITTED CAPITAL ACQUISITION CORPORATION II

By:
Name: Ken Abdalla
Title: Chief Executive Officer

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